Exhibit 99.1

Primis Financial Corp. Reports Basic and Diluted Earnings per Share from Continuing Operations for the Fourth Quarter of 2022

Declares Quarterly Cash Dividend of $0.10 Per Share

MCLEAN, Va., Jan. 26, 2023 /PRNewswire/ -- Primis Financial Corp. (NASDAQ: FRST) ("Primis" or the "Company"), and its wholly-owned subsidiary, Primis Bank (the "Bank"), today reported net income from continuing operations of $3.1 million for the quarter ended December 31, 2022, compared to $5.1 million for the quarter ended September 30, 2022 and $7.7 million for the quarter ended December 31, 2021. Earnings per share ("EPS") from continuing operations for the three months ended December 31, 2022 were $0.13 on a basic and $0.12 on a diluted basis, compared to $0.21 on a basic and $0.20 on a diluted basis for the three months ended September 30, 2022 and $0.31 on both a basic and diluted basis for the three months ended December 31, 2021.

Dennis J. Zember, Jr., President and CEO commented about the year's results, saying, "We have exhausted ourselves over the last three years, and intensely in 2022, building growth and profitability engines that will deliver long-term results for shareholders. We have restored regulatory relationships, built two national lines of business focused on top quality borrowers and assets, restructured the community bank, diversified our revenue sources, rationalized our branch footprint and restored manageable levels of talent throughout the bank. I am excited and determined that these investments will separate us from our peers on operating ratios and earnings per share in 2023 and beyond."

Net income from continuing operations for the twelve months ended December 31, 2022 was $17.7 million, compared to $31.0 million for the twelve months ended December 31, 2021. EPS from continuing operations for the twelve months ended December 31, 2022 were $0.72 on a basic and diluted basis, compared to $1.28 on a basic and $1.26 on a diluted basis for the twelve months ended December 31, 2021.

Financial Highlights for the Period Ended December 31, 2022

  Return on average assets from continuing operations of 0.36% for the three months ended December 31, 2022 versus 0.61% for the three months ended September 30, 2022 and 0.88% for the three months ended December 31, 2021.  Operating return on average assets from continuing operations(1) of 0.09%, 0.64% and 0.83% for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.
  Pre-tax pre-provision return on average assets from continuing operations(1) was 1.33% for the three months ended December 31, 2022, versus 1.16% for the three months ended September 30, 2022 and 0.98% for the three months ended December 31, 2021.
  Pre-tax pre-provision operating return on average assets from continuing operations(1) was 0.78% for the three months ended December 31, 2022, versus 1.05% for the three months ended September 30, 2022 and 0.91% for the three months ended December 31, 2021. Excluding losses related to mortgage banking, this ratio would have been 1.10% for the fourth quarter of 2022 and 1.15% for the third quarter of 2022.
  Loans held for investment grew at a rate of 26.0% for 2022, or 30.1%, net of a decline in Paycheck Protection Program ("PPP") loan balances.  Loans held for investment grew at an annualized rate of 31.5% in the fourth quarter compared to the linked-quarter, net of a decline in PPP balances.
  Total deposits grew an annualized 2.1% from the linked-quarter to $2.72 billion at December 31, 2022.
  Non-interest bearing checking deposits were $582.6 million, representing 21.4% of total deposits at December 31, 2022, compared to 25.4% at September 30, 2022 and 19.2% at December 31, 2021.
  Net interest margin of 3.67% in the fourth quarter of 2022 was up substantially from 3.00% in the same period last year and up 10 basis points from 3.57% in the third quarter of 2022. Core net interest margin(1), which excludes the effects of PPP loans and revenue due to a third-party loan servicer (as described below), was 3.51% in the fourth quarter of 2022, down slightly from 3.58% in the third quarter of 2022 and up substantially from 2.79% in the fourth quarter of 2021.
  Allowance for credit losses to total loans was 1.17% at December 31, 2022, compared to 1.17% at September 30, 2022 and 1.24% at December 31, 2021.  Allowance for credit losses to total loans (excluding PPP balances and loans held for sale) was 1.17% at December 31, 2022, compared to 1.17% at September 30, 2022 and 1.29% at December 31, 2021.
  Equity to assets was 11.04% at December 31, 2022.  Tangible common equity to tangible assets of 8.27% is 68 basis points higher than peer(2) median at December 31, 2022.

Operating Performance

Speaking about the items in the Company's quarterly performance, Mr. Zember said, "Our results in the fourth quarter were noisy, as we worked to finish any investing or restructuring that could have negatively affected 2023. When I normalize the quarter for several material factors, I believe our core profitability illustrates the run-rate of our earnings power going into 2023. Without the costs and one-time revenue boost, I believe we had our best quarter, buoyed by a strong net interest margin. Additionally, our results in 2022 included substantial provisioning for loan growth that will moderate in 2023 alongside two divisions (Primis Mortgage and Panacea) that will unquestionably produce meaningful boosts to our ratios in 2023 compared to their build-out style performance in 2022."

Reported Pre-Tax Pre-Provision Earnings:	$11,511
Plus: Mortgage pre-tax loss related to production buildout:	$2,743
Plus: Severance and restructuring costs:	$1,175
Plus: OREO Loss	$131
Less: Noninterest income related to third-party credit enhanced portfolio	($1,822)
Less: One time gain on sale of investment	($4,144)
Management's Pre-tax Pre-Provision Run-Rate Earnings	$9,594

Net Interest Income

Net interest income increased to $29.6 million for the three months ended December 31, 2022 from $27.5 million for the three months ended September 30, 2022 and $24.2 million for the three months ended December 31, 2021. Included in fourth quarter net interest income is excess net revenue of $1.37 million attributable to a third-party serviced loan portfolio that is offset by the same amount recorded in noninterest expense. Excluding this revenue, net interest income increased to $28.2 million for the three months ended December 31, 2022 from $27.4 million for the three months ended September 30, 2022.

The Company's reported net interest margin for the fourth quarter of 2022 was 3.67%, compared to 3.57% in the third quarter of 2022. Core net interest margin, excluding the effects of PPP balances and the third-party net revenue described above, was 3.51% for the fourth quarter versus 3.58% in the third quarter of 2022. Yield on loans held for investment for the fourth quarter of 2022 was 5.04%, or 4.86% excluding the adjustments above, compared to 4.51% in the third quarter of 2022. Cost of deposits and cost of funds in the fourth quarter of 2022 were 0.78% and 1.19%, respectively, versus 0.48% and 0.71%, respectively, in the third quarter of 2022.

Noninterest Income

During the three months ended December 31, 2022, Primis had noninterest income of $11.0 million, compared to $5.6 million for the three months ended September 30, 2022, with a large driver of the increase due to a $4.1 million gain on the Company's investment in Infinex Financial Services which sold in the fourth quarter. Noninterest income includes gains of $1.8 million and $1.2 million for the fourth quarter and third quarter, respectively, for recovery of credit losses due to loan portfolio credit enhancement provided by a third party. Excluding these gains and the Infinex sale, noninterest income increased to $5.0 million in the fourth quarter of 2022 from $4.4 million in the third quarter of 2022.

Revenue due to mortgage activity was essentially flat at $2.3 million in the fourth quarter of 2022 versus $2.2 million in the linked quarter. The Company closed $86 million in loans in the quarter versus $63 million in the third quarter, or a 36% increase, in what is a seasonally slow quarter for the industry.

Noninterest Expense

Noninterest expense was $29.1 million for the fourth quarter of 2022, compared to $23.8 million for the third quarter of 2022. As noted in the net interest income discussion above, noninterest expense for the fourth quarter of 2022 included $1.37 million of servicing and other expenses for a third-party managed loan portfolio. Noninterest expense adjusted for these expenses, branch consolidation costs, other restructuring costs and unfunded commitment reserve impacts was $26.5 million for the fourth quarter of 2022 versus $23.1 million for the third quarter of 2022. A significant driver of the increased noninterest expense was an increase of $2.2 million in expenses related to Primis Mortgage to $5.4 million in the fourth quarter of 2022 versus $3.2 million in the third quarter of 2022. As noted last quarter, Primis Mortgage hired substantial production teams late in the third quarter of 2022, the full effects of which were felt in the fourth quarter. Certain members of these teams also had elevated salary draws for a limited period of time while pipelines were built, and which have now expired, totaling $0.9 million in the fourth quarter. Non-interest expense related to mortgage should more closely align with revenue generation going forward. Excluding mortgage, nonrecurring expenses and the third party expenses described above, noninterest expense for the fourth quarter of 2022 was $21.2 million versus $20.3 million linked-quarter.

The Company's efficiency ratio from continuing operations was 71.7% in the fourth quarter of 2022 versus 71.9% in the third quarter of 2022. The operating efficiency ratio from continuing operations(1) in the fourth quarter of 2022 was 79.9% compared to 73.6% in the third quarter of 2022. As noted above, the efficiency ratio was heavily impacted by Primis Mortgage in the fourth quarter. Excluding mortgage, the operating efficiency ratio was 69.2% for the fourth quarter of 2022 versus 69.0% for the third quarter of 2022.

Loan Portfolio

Loans held for investment increased to $2.95 billion at December 31, 2022, compared to $2.74 billion at September 30, 2022. Loans held for investment grew at an annualized rate of 26.0% for the twelve months of 2022 or 30.1%, net of a decline in PPP balances, and a substantially higher growth rate than management's expectations at the beginning of 2022. Loan growth was particularly strong in the Panacea and Life Premium Finance divisions in the fourth quarter, as discussed below.

Asset Quality

Asset quality metrics for the fourth quarter were negatively affected by one nonaccrual relationship discussed last quarter. As previously disclosed, this relationship is primarily secured by multiple assisted living facilities and a smaller tract of land. Management has a receiver appointed by the court ahead of an anticipated foreclosure and aggressively valued the properties for that sale. Provisions associated with this single borrower in the quarter were approximately $5.0 million.

Commented Mr. Zember, "Because our asset quality ratios are so materially affected by this one relationship, we valued the collateral very conservatively and are moving with haste to dispose of the property. Outside of this relationship, our total NPAs were $15.6 million at the end of the year including $8.0 million in a single family loan that is current with a less than 50% loan to value. While I am aggravated with the hassle of these assets and the associated charge-offs, I feel confident about our credit quality and currently do not see any weaknesses or trends that I believe will affect losses in 2023."

The Company recorded a provision for loan losses of $7.9 million for the fourth quarter of 2022 versus $2.9 million for the third quarter of 2022. Of this provision, $1.8 million was due to charge-offs and reserve build for the loan portfolio with a third-party credit enhancement described previously. This portion of the provision is fully offset by a gain recorded in noninterest income and has no effect on net income. Excluding this provision amount and the amounts related to the impairments described above, and net of recoveries experienced in the quarter, the allowance for credit losses would have increased $2.6 million in the fourth quarter. Of this amount, approximately $1.6 million was due to loan growth in the fourth quarter with the remainder due to increased loss rates from weakened economic forecasts. As a percentage of loans, excluding PPP balances, the allowance for credit losses was 1.17% at the end of the third and fourth quarters of 2022.

Net charge-offs were $5.3 million for the fourth quarter of 2022, up from $1.1 million in the third quarter of 2022. Excluding the losses tied to the impaired relationship described above and $1.5 million of charge-offs that are covered by a third-party, the fourth quarter would have experienced $1.3 million of net recoveries.

Nonperforming assets, excluding portions guaranteed by the SBA, were $34.9 million at December 31, 2022 compared to $37.2 million at September 30, 2022, while loans rated substandard or doubtful decreased to $41.0 million in the fourth quarter of 2022 from $47.3 million in the third quarter of 2022. Other real estate owned declined to zero from $1.0 million linked-quarter.

Deposits

Total deposits increased to $2.72 billion at December 31, 2022 from $2.71 billion at September 30, 2022 and decreased compared to $2.76 billion at December 31, 2021. Non-interest bearing demand deposits now represent 21.4% of total deposits and time deposits represent only 17.1% of total deposits at December 31, 2022. Non-interest bearing balances decreased 15.3% compared to the linked-quarter to $582.6 million. The Company has a single large depositor whose balance declined approximately $30 million in the fourth quarter of the year but is expected to fund back fully during the first and second quarters of 2023. Time deposits increased 28.1% compared to the linked-quarter to $465.1 million as the Bank extended maturities in the face of rising rates with approximately $100 million in CDs of varying maturities and rates. While newly launched, the Bank's new digital banking offering is beginning to see balance growth with $29.7 million of deposits on the new platform at year-end and almost $40 million at the time of this press release.

Lines of Business

The table below highlights revenue and expenses directly attributable to the Company's various business lines. Net interest income in the table below also includes an assumed cost of funds given to each business line for illustrative purposes, with offsetting benefit to net interest income included in the Bank column. The Bank column includes all activities not captured in the business lines, including parent company activities.

(Dollars in thousands)	Bank			Panacea			LPF			Mortgage

Consolidated Statement of Operations (unaudited)	Q4 '22	Q3 '22	Chg	Q4 '22	Q3 '22	Chg	Q4 '22	Q3 '22	Chg	Q4 '22	Q3 '22	Chg
Net Interest Income *	$ 25,482	$ 25,284	0.8%	$ 1,840	$ 1,465	25.6%	$ 659	$ 530	24.4%	$ 226	$ 171	32.3%
Noninterest Income	2,750	2,195	25.3%	3	2	86.2%	5	5	(9.4%)	2,264	2,197	3.1%
Operating Noninterest Expense (excl. res. for unfunded)	20,005	18,655	7.2%	1,093	1,242	(12.0%)	91	70	30.8%	5,357	3,175	68.8%
Pre-Tax Pre-Provision Net Income(1)	8,227	8,824	(6.8%)	750	225	234.0%	573	466	23.1%	(2,867)	(806)	N/A

Gross Loans (inc. HFS)	$ 2,506,632	$ 2,403,460	4.3%	$ 248,402	$ 201,887	23.0%	$ 193,803	$ 129,031	50.2%	$ 27,626	$ 16,096	71.6%
Total Deposits	2,691,415	2,687,747	0.1%	22,912	13,595	68.5%	8,049	6,977	15.4%	-	-	0.0%

* Net interest income assumes business line funding requirements are provided by the Company at its cost of funds plus 100 basis points.
Net interest income, noninterest income and noninterest expense excludes $1.4 million, $1.8 million and $1.4 million, respectively, related to credit enhanced portfolio managed by a third party.

Panacea continues to experience substantial growth as a result of its nationally-recognized brand. The division has banking relationships with over 3,000 doctor households across all 50 states. Panacea finished the fourth quarter of 2022 with approximately $248.4 million in outstanding loans, an increase of $46.5 million, or 23.0%, from September 30, 2022. At the end of the fourth quarter, Panacea's loan portfolio was 55% commercial, 24% consumer and 21% student loan refinance. As highlighted above, Panacea increased its profitability in the fourth quarter of 2022 on a funded basis by 234% from third quarter levels and expects significant continued improvements throughout 2023.

The Company's strategy with Panacea centers heavily on making it a very effective deposit player with its target customers, which began to bear fruit in the fourth quarter. Panacea-related deposits increased to $22.9 million at December 31, 2022, up 69% from September 30, 2022 and a substantially higher rate of growth than loan growth for the quarter. Lastly, Panacea is in the early stages of leveraging the Company's mortgage capabilities with Primis Mortgage to market residential mortgage products to its nationwide customer base.

The Life Premium Finance ("LPF") division, launched in late 2021, ended the fourth quarter of 2022 with outstanding balances, net of deferred fees, of $193.8 million, compared to $129.0 million at the end of the third quarter of 2022. The LPF division is already showing a healthy level of profitability (including assumed cost of funds) with a loan portfolio that is predominantly variable rate based (one year renewals) and cash secured.

As previously discussed, the Company took advantage of market disruption to expand Primis Mortgage with high quality producers in order to build production capacity for 2023. As a result, Primis Mortgage reduced pre-tax net income by $2.7 million in the fourth quarter. Higher expenses related to these team acquisitions ended at the end of the fourth quarter. The Company expects Primis Mortgage to be break-even in the first quarter of 2023 and to contribute $4 to $5 million to net income and 10 to 15 basis points to return on assets in 2023.

Shareholders' Equity

Book value per share as of December 31, 2022 was $15.98, an increase of $0.09 from September 30, 2022. Tangible book value per share(1) at the end of the fourth quarter of 2022 was $11.61, an increase of $0.07 from September 30, 2022. Shareholders' equity was $394.4 million, or 11.04% of total assets, at December 31, 2022. Tangible common equity(1) at December 31, 2022 was $286.5 million, or 8.27% of tangible assets(1). Unrealized losses on the Company's available-for-sale securities portfolio declined by $1.6 million to $25.9 million due to marginal increases in market interest rates during the quarter. The Company has the wherewithal to hold these securities until maturity or recovery of the value and does not anticipate realizing any losses on the investments.

Additionally, the Board of Directors announced and declared a dividend of $0.10 per share payable on February 24, 2023 to shareholders of record on February 10, 2023. This is Primis' forty-fifth consecutive quarterly dividend.

About Primis Financial Corp.

As of December 31, 2022, Primis had $3.57 billion in total assets, $2.95 billion in total loans and $2.72 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through thirty-two full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	6830 Old Dominion Drive
Phone: (703) 893-7400	McLean, VA 22101

Primis Financial Corp., NASDAQ Symbol FRST
Website: www.primisbank.com

Conference Call

The Company's management will host a conference call to discuss its fourth quarter results on Friday, January 27, 2022 at 10:00 a.m. (ET). A live Webcast of the conference call is available at the following website: https://events.q4inc.com/attendee/236726104. Participants may also call 1-888-330-3573 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available for 7 days by calling 1-800-770-2030 and providing Replay Access Code 4440924.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income from continuing operations adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings from continuing operations; operating return on average assets from continuing operations; pre-tax pre-provision operating return on average assets from continuing operations; operating return on average equity from continuing operations; operating return on average tangible equity from continuing operations; operating efficiency ratio from continuing operations; operating earnings per share from continuing operations – basic; operating earnings per share from continuing operations – diluted; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and core net interest margin are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term "operating" to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis' performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company's ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial and Life Premium Finance Divisions, new digital banking platform, V1BE fulfillment service and Primis Mortgage Company; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management's plans for the future; credit risk associated with our lending activities; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic; the ongoing impact of the COVID-19 pandemic on the Company's assets, business, cash flows, financial condition, liquidity, prospects and results of operations; potential increases in the provision for credit losses; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company's filings with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2021, under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors," and in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

(1)	Non-GAAP financial measure. Please see "Reconciliation of Non-GAAP Items"in the financial tables for more information and for a reconciliation to GAAP.
(2)	Per S&P Global. Includes publicly-traded banks with assets between $2 billion and $10 billion with reported ratios as of December 31, 2022.

Primis Financial Corp.
Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For Three Months Ended:					Variance - 4Q 2022 vs.				For Twelve Months Ended:		Variance
Selected Performance Ratios:	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2022		4Q 2021		4Q 2022	4Q 2021	YTD
Return on average assets from continuing operations	0.36%	0.61%	0.63%	0.55%	0.88%	(25)	bps	(53)	bps	0.53%	0.92%	(39)	bps
Operating return on average assets from continuing operations(1)	0.09%	0.64%	0.76%	0.57%	0.83%	(55)		(74)		0.51%	0.92%	(41)
Pre-tax pre-provision return on average assets from continuing operations(1)	1.33%	1.16%	0.83%	0.75%	0.98%	17		35		0.68%	1.02%	(34)
Pre-tax pre-provision operating return on average assets from continuing operations(1)	0.78%	1.05%	1.00%	0.77%	0.91%	(28)		(14)		0.55%	1.01%	(46)
Return on average equity from continuing operations	3.07%	4.98%	4.92%	4.49%	7.37%	(191)		(430)		4.37%	7.67%	(330)
Operating return on average equity from continuing operations(1)	0.75%	5.22%	5.93%	4.58%	6.94%	(447)		(618)		4.13%	7.59%	(346)
Operating return on average tangible equity from continuing operations(1)	1.03%	7.14%	8.08%	6.16%	9.36%	(611)		(832)		5.62%	10.33%	(471)
Cost of funds	1.19%	0.71%	0.53%	0.52%	0.56%	48		63		0.75%	0.65%	10
Net interest margin	3.67%	3.57%	3.33%	2.96%	3.00%	10		67		3.39%	3.01%	38
Core net interest margin(1)	3.51%	3.58%	3.35%	2.96%	2.79%	(7)		72		3.35%	2.79%	56
Gross loans to deposits	108.32%	101.06%	97.99%	89.11%	84.68%	7	pts	24	pts	108.32%	84.68%	24	pts
Efficiency ratio from continuing operations	71.71%	71.85%	75.01%	76.11%	68.16%	(0)		355		73.34%	67.43%	590
Operating efficiency ratio from continuing operations(1)	79.89%	73.64%	70.23%	75.65%	69.63%	6		1,025		75.05%	67.61%	743

Per Share Data:
Earnings per share from continuing operations - Basic	$ 0.13	$ 0.21	$ 0.20	$ 0.19	$ 0.31	(38.10)%		(58.06)%		$ 0.72	$ 1.27	(43.31)%
Earnings per share from discontinued operations - Basic	-	-	-	-	-	-		-		$ -	$ 0.01	(100.00)
Earnings per share - Basic	$ 0.13	$ 0.21	$ 0.20	$ 0.19	$ 0.31	(38.10)		(58.06)		$ 0.72	$ 1.28	(43.75)
Operating earnings per share from continuing operations - Basic(1)	$ 0.03	$ 0.22	$ 0.25	$ 0.19	$ 0.29	(85.71)		(89.54)		$ 0.68	$ 1.26	(45.71)
Earnings per share from continuing operations - Diluted	$ 0.12	$ 0.20	$ 0.20	$ 0.19	$ 0.31	(40.00)		(61.29)		$ 0.72	$ 1.26	(42.86)
Earnings per share from discontinued operations - Diluted	-	-	-	-	-	-		-		-	0.01	(100.00)
Earnings per share - Diluted	$ 0.12	$ 0.20	$ 0.20	$ 0.19	$ 0.31	(40.00)		(61.29)		$ 0.72	$ 1.27	(43.31)
Operating earnings per share from continuing operations - Diluted(1)	$ 0.03	$ 0.21	$ 0.24	$ 0.19	$ 0.29	(85.70)		(89.50)		$ 0.68	$ 1.25	(45.59)
Book value per share	$ 15.98	$ 15.89	$ 16.17	$ 16.42	$ 16.76	0.57		(4.65)		$ 15.98	$ 16.76	(4.65)
Tangible book value per share(1)	$ 11.61	$ 11.54	$ 11.77	$ 12.11	$ 12.43	0.61		(6.60)		$ 11.61	$ 12.43	(6.60)
Cash dividend per share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.10	-		-		$ 0.40	$ 0.40	-
Weighted average shares outstanding - Basic	24,601,108	24,576,887	24,562,753	24,503,945	24,476,569	0.10		0.51		24,561,483	24,438,309	0.50
Weighted average shares outstanding - Diluted	24,685,663	24,688,422	24,681,425	24,662,588	24,653,363	(0.01)		0.13		24,668,838	24,600,555	0.28
Shares outstanding at end of period	24,680,097	24,650,239	24,650,239	24,622,739	24,574,619	0.12%		0.43%		24,680,097	24,574,619	0.43%

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	0.98%	1.11%	0.61%	0.47%	0.44%	(13)	bps	53	bps	0.98%	0.44%	53	bps
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.74%	0.17%	(0.07%)	(0.03%)	(0.00%)	57		74		0.23%	0.06%	17
Allowance for credit losses to total loans	1.17%	1.17%	1.15%	1.23%	1.24%	0		(7)		1.17%	1.24%	(7)
Allowance for credit losses to total loans (excluding PPP loans)	1.17%	1.17%	1.16%	1.24%	1.29%	0		(11)		1.17%	1.29%	(11)

Capital Ratios:
Equity to assets	11.04%	11.67%	12.32%	12.55%	12.10%	(63)	bps	(105)	bps
Tangible common equity to tangible assets(1)	8.27%	8.73%	9.27%	9.57%	9.26%	(46)		(99)
Leverage ratio (2)	9.48%	10.11%	10.31%	9.77%	9.41%	(63)		7
Common equity tier 1 capital ratio (2)	10.54%	11.17%	11.59%	12.64%	13.09%	(63)		(255)
Tier 1 risk-based capital ratio (2)	10.88%	11.53%	11.97%	13.06%	13.52%	(65)		(264)
Total risk-based capital ratio (2)	14.80%	15.71%	16.29%	17.66%	18.52%	(91)		(372)

(1) See Reconciliation of Non-GAAP financial measures.
(2) December 31, 2022 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

Primis Financial Corp.
(Dollars in thousands)	As Of :					Variance - 4Q 2022 vs.
Condensed Consolidated Balance Sheets (unaudited)	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2022	4Q 2021
Assets
Cash and cash equivalents	$ 77,859	$ 97,738	$ 70,721	$ 298,230	$ 530,167	(20.34)%	(85.31)%
Investment securities-available for sale	236,315	238,891	257,180	271,626	271,332	(1.08)	(12.91)
Investment securities-held to maturity	13,520	14,391	14,978	16,138	22,940	(6.05)	(41.06)
Loans held for sale	27,626	13,388	16,096	-	-	106.35	-
Loans receivable, net of deferred fees	2,948,836	2,737,086	2,628,797	2,393,669	2,339,986	7.74	26.02
Allowance for credit losses	(34,544)	(31,956)	(30,209)	(29,379)	(29,105)	8.10	18.69
Net loans	2,914,292	2,705,130	2,598,588	2,364,290	2,310,881	7.73	26.11
Stock in Federal Reserve Bank and Federal Home Loan Bank	25,815	16,689	12,940	11,927	15,521	54.68	66.32
Bank premises and equipment, net	25,257	25,534	26,113	29,872	30,410	(1.08)	(16.95)
Operating lease right-of-use assets	5,335	5,511	4,777	5,305	5,866	(3.19)	(9.05)
Goodwill and other intangible assets	107,863	108,170	108,524	106,075	106,416	(0.28)	1.36
Assets held for sale, net	3,115	3,127	3,127	-	-	(0.38)	100.00
Bank-owned life insurance	67,201	67,519	67,339	67,099	66,724	(0.47)	0.71
Other real estate owned	-	1,041	1,041	1,041	1,163	(100.00)	(100.00)
Deferred tax assets, net	18,289	17,892	14,658	12,380	9,571	2.22	91.09
Other assets	49,050	42,141	40,496	35,893	36,362	16.39	34.89
Total assets	$ 3,571,537	$ 3,357,162	$ 3,236,578	$ 3,219,876	$ 3,407,353	6.39%	4.82%

Liabilities and stockholders' equity
Demand deposits	$ 582,556	$ 687,272	$ 653,181	$ 559,682	$ 530,282	(15.24)%	9.86%
NOW accounts	617,687	637,786	677,237	730,235	849,738	(3.15)	(27.31)
Money market accounts	811,365	803,050	802,953	831,580	799,759	1.04	1.45
Savings accounts	245,713	217,220	220,211	225,291	222,862	13.12	10.25
Time deposits	465,057	362,992	329,223	339,456	360,575	28.12	28.98
Total deposits	2,722,378	2,708,320	2,682,805	2,686,244	2,763,216	0.52	(1.48)
Securities sold under agreements to repurchase - short term	6,445	9,886	10,020	11,231	9,962	(34.81)	(35.30)
Federal Home Loan Bank advances	325,000	125,000	25,000	-	100,000	160.00	225.00
Subordinated debt and notes	95,312	95,241	95,170	95,099	95,028	0.07	0.30
Operating lease liabilities	5,767	6,044	5,299	5,897	6,498	(4.58)	(11.25)
Other liabilities	22,232	20,863	19,647	17,210	20,768	6.56	7.05
Total liabilities	3,177,134	2,965,354	2,837,941	2,815,681	2,995,472	7.14	6.06
Stockholders' equity	394,403	391,808	398,637	404,195	411,881	0.66	(4.24)
Total liabilities and stockholders' equity	$ 3,571,537	$ 3,357,162	$ 3,236,578	$ 3,219,876	$ 3,407,353	6.39%	4.82%

Tangible common equity(1)	$ 286,540	$ 283,638	$ 290,113	$ 298,120	$ 305,465	1.02%	(6.20)%

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 4Q 2022 vs.		For Twelve Months Ended:		Variance

Condensed Consolidated Statement of Operations (unaudited)	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2022	4Q 2021	4Q 2022	4Q 2021	YTD
Interest and dividend income	$ 38,635	$ 32,596	$ 28,258	$ 26,585	$ 28,503	18.53%	35.55%	$ 126,074	$ 113,243	11.33%
Interest expense	9,058	5,146	3,652	3,731	4,262	76.02	112.53	21,587	19,040	13.38
Net interest income	29,577	27,450	24,606	22,854	24,241	7.75	22.01	104,487	94,203	10.92
Provision for (recovery of) credit losses	7,860	2,890	422	99	(1,299)	171.97	NM	11,271	(5,801)	(294.29)
Net interest income after provision for (recovery of) credit losses	21,717	24,560	24,184	22,755	25,540	(11.58)	(14.97)	93,216	100,004	(6.79)
Account maintenance and deposit service fees	1,427	1,525	1,442	1,351	1,420	(6.43)	0.49	5,745	7,309	(21.40)
Income from bank-owned life insurance	847	394	378	375	535	114.97	58.32	1,994	1,687	18.20
Gain on debt extinguishment	-	-	-	-	573	-	(100.00)	-	573	(100.00)
Mortgage banking income	2,264	2,197	593	-	-	3.05	100.00	5,054	-	100.00
Gain on sale of LLC investments	4,411	-	-	-	-	100.00	100.00	4,710	-	100.00
Other	2,039	1,504	217	364	359	35.57	NM	3,825	1,566	144.25
Noninterest income	10,988	5,620	2,630	2,090	2,887	95.52	280.60	21,328	11,135	91.54
Employee compensation and benefits	16,213	12,594	10,573	9,625	9,527	28.74	70.18	49,005	36,741	33.38
Occupancy and equipment expenses	2,899	2,857	2,546	2,557	2,487	1.47	16.57	10,859	9,578	13.37
Amortization of core deposit intangible	317	326	341	341	342	(2.76)	(7.31)	1,325	1,364	(2.86)
Virginia franchise tax expense	814	813	814	813	733	0.12	11.05	3,254	2,899	12.25
Data processing expense	1,702	1,528	1,293	1,197	934	11.39	82.23	6,013	3,850	56.18
Telecommunication and communication expense	343	342	366	382	439	0.29	(21.87)	1,433	1,790	(19.94)
Net (gain) loss on other real estate owned	131	-	-	(59)	70	100.00	87.14	72	87	(17.24)
Loss on bank premises and equipment	-	64	620	-	-	(100.00)	-	684	-	100.00
Professional fees	1,605	1,261	827	1,387	1,238	27.28	29.64	4,787	5,467	(12.44)
Other expenses	5,066	3,976	3,050	2,744	2,722	27.41	86.11	14,836	9,624	54.16
Noninterest expense	29,090	23,761	20,430	18,987	18,492	22.43	57.31	92,268	71,400	29.23
Income from continuing operations before income taxes	3,615	6,419	6,384	5,858	9,935	(43.68)	(63.61)	22,276	39,739	(43.94)
Income tax expense	530	1,365	1,375	1,265	2,284	(61.17)	(76.80)	4,535	8,721	(48.00)
Income from continuing operations	3,085	5,054	5,009	4,593	7,651	(38.96)	(59.68)	17,741	31,018	(42.80)
Income (loss) from discontinued operations before income taxes	-	-	-	-	-	-	-	-	294	(100.00)
Income tax expense (benefit)	-	-	-	-	-	-	-	-	64	(100.00)
Income (loss) from discontinued operations	-	-	-	-	-	-	-	-	230	(100.00)
Net income	$ 3,085	$ 5,054	$ 5,009	$ 4,593	$ 7,651	(38.96)%	(59.68)%	$ 17,741	$ 31,248	(43.23)%

(1) See Reconciliation of Non-GAAP financial measures.
The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands)	As Of:					Variance - 4Q 2022 vs.

Loan Portfolio Composition	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2022	4Q 2021
Loans held for sale	$ 27,626	$ 13,388	$ 16,096	$ -	$ -	106.35%	100.00%
Loans secured by real estate:
Commercial real estate - owner occupied	461,126	437,636	433,840	406,285	389,109	5.37	18.51
Commercial real estate - non-owner occupied	581,168	573,732	600,436	615,682	590,523	1.30	(1.58)
Secured by farmland	8,436	8,852	9,305	8,896	10,003	(4.70)	(15.67)
Construction and land development	148,762	138,371	117,604	116,365	121,520	7.51	22.42
Residential 1-4 family	610,919	616,764	607,548	575,946	548,830	(0.95)	11.31
Multi-family residential	140,321	137,253	144,406	152,266	164,071	2.24	(14.48)
Home equity lines of credit	65,152	65,852	69,860	72,440	73,877	(1.06)	(11.81)
Total real estate loans	2,015,884	1,978,460	1,982,999	1,947,880	1,897,933	1.89	6.21

Commercial loans	523,110	470,934	448,582	336,961	303,697	11.08	72.25
Paycheck Protection Program loans	4,564	8,014	17,525	31,404	77,319	(43.05)	(94.10)
Consumer loans	405,278	279,678	179,691	77,424	61,037	44.91	NM
Loans receivable, net of deferred fees	$ 2,948,836	$ 2,737,086	$ 2,628,797	$ 2,393,669	$ 2,339,986	7.74%	26.02%

Loans by Risk Grade:
Pass, not graded	$ -	$ -	$ -	$ -	$ -	-%	-%
Pass Grade 1 - Highest Quality	600	616	609	786	641	(2.60)	(6.40)
Pass Grade 2 - Good Quality	209,605	149,389	129,571	8,734	103,496	40.31	102.52
Pass Grade 3 - Satisfactory Quality	1,591,364	1,520,364	1,513,054	1,413,480	1,327,718	4.67	19.86
Pass Grade 4 - Pass	1,073,952	984,012	890,709	895,197	836,610	9.14	28.37
Pass Grade 5 - Special Mention	32,278	35,410	67,736	51,884	31,112	(8.84)	3.75
Grade 6 - Substandard	41,037	47,295	27,118	23,588	40,409	(13.23)	1.55
Grade 7 - Doubtful	-	-	-	-	-	-	-
Grade 8 - Loss	-	-	-	-	-	-	-
Total loans	$ 2,948,836	$ 2,737,086	$ 2,628,797	$ 2,393,669	$ 2,339,986	7.74%	26.02%

(Dollars in thousands)	As Of or For Three Months Ended:

Asset Quality Information	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021
Allowance for Credit Losses:
Balance at beginning of period	$ (31,956)	$ (30,209)	$ (29,379)	$ (29,105)	$ (30,386)
(Provision for) / recovery of allowance for credit losses	(7,860)	(2,890)	(422)	(99)	1,299
Net charge-offs	5,272	1,143	(408)	(175)	(18)
Ending balance	$ (34,544)	$ (31,956)	$ (30,209)	$ (29,379)	$ (29,105)

Reserve for Unfunded Commitments:
Balance at beginning of period	$ (1,380)	$ (1,069)	$ (1,237)	$ (977)	$ (1,129)
(Expense for) / recovery of unfunded loan commitment reserve	(36)	(311)	168	(260)	152
Total Reserve for Unfunded Commitments	$ (1,416)	$ (1,380)	$ (1,069)	$ (1,237)	$ (977)

	As Of:					Variance - 4Q 2022 vs.

Non-Performing Assets:	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2022	4Q 2021
Nonaccrual loans	$ 35,484	$ 36,851	$ 19,635	$ 14,941	$ 15,029	(3.71)%	136.10%
Accruing loans delinquent 90 days or more	3,361	1,855	1,512	1,817	283	81.19	NM
Total non-performing loans	38,845	38,706	21,147	16,758	15,312	0.36	153.69
Other real estate owned	-	1,041	1,041	1,041	1,163	(100.00)	(100.00)
Total non-performing assets	$ 38,845	$ 39,747	$ 22,188	$ 17,799	$ 16,475	(2.27)	135.78
SBA guaranteed portion of non-performing loans	$ 3,969	$ 2,573	$ 2,319	$ 2,651	$ 1,388	54.26	185.95

Troubled debt restructuring	$ 3,599	$ 3,170	$ 2,695	$ 3,103	$ 3,401	13.53	5.8

The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 2Q 2021 vs.				For Twelve Months Ended:		Variance

Average Balance Sheet	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021	3Q 2022		4Q 2021		4Q 2022	4Q 2021	YTD
Assets
Loans held for sale	$ 22,413	$ 21,199	$ 6,936	$ -	$ -	5.73%		100.00%		$ 12,722	$ -	100.00%
Loans, net of deferred fees	2,824,892	2,669,605	2,509,978	2,360,782	2,317,260	5.82		21.91		2,592,801	2,342,802	10.67
Investment securities	253,345	269,780	287,722	302,431	258,265	(6.09)		(1.91)		278,162	224,505	23.90
Other earning assets	92,604	90,268	158,817	466,952	632,841	2.59		(85.37)		200,828	560,994	(64.20)
Total earning assets	3,193,254	3,050,852	2,963,453	3,130,165	3,208,366	4.67		(0.47)		3,084,513	3,128,301	(1.40)
Investment in STM - Held for sale	—	—	—	—	9,941	-		(100.00)		—	11,974	(100.00)
Other assets	246,593	234,355	228,893	226,320	229,718	5.22		7.35		234,097	228,703	2.36
Total assets	$ 3,439,847	$ 3,285,207	$ 3,192,346	$ 3,356,485	$ 3,448,025	4.71%		(0.24)%		$ 3,318,610	$ 3,368,978	(1.50)%

Liabilities and stockholders' equity
Demand deposits	$ 648,151	$ 665,020	$ 596,714	$ 545,530	$ 547,504	(2.54)%		18.38%		$ 614,285	$ 522,683	17.53%
Interest-bearing liabilities:
NOW and other demand accounts	624,868	660,387	695,481	817,430	878,652	(5.38)		(28.88)		698,907	860,482	(18.78)
Money market accounts	805,303	803,860	810,781	809,460	784,942	0.18		2.59		807,330	726,059	11.19
Savings accounts	232,543	219,167	222,274	224,716	219,823	6.10		5.79		224,682	208,202	7.92
Time deposits	379,088	343,986	329,198	350,368	368,603	10.20		2.84		350,720	405,670	(13.55)
Total Deposits	2,689,953	2,692,420	2,654,448	2,747,504	2,799,524	(0.09)		(3.91)		2,695,924	2,723,096	(1.00)
Borrowings	325,100	166,621	107,784	171,293	209,215	95.11		55.39		193,050	218,955	(11.83)
Total Funding	3,015,053	2,859,041	2,762,232	2,918,797	3,008,739	5.46		0.21		2,888,974	2,942,051	(1.80)
Other Liabilities	26,318	23,832	22,095	23,057	27,407	10.43		(3.97)		23,825	22,358	6.56
Stockholders' equity	398,476	402,334	408,019	414,631	411,879	(0.96)		(3.25)		405,811	404,569	0.31
Total liabilities and stockholders' equity	$ 3,439,847	$ 3,285,207	$ 3,192,346	$ 3,356,485	$ 3,448,025	4.71%		(0.24)%		$ 3,318,610	$ 3,368,978	(1.50)%

Memo: Average PPP loans	$ 5,926	$ 11,868	$ 23,950	$ 51,491	$ 102,078	(50.07)%		(94.19)%		$ 23,152	$ 229,447	(89.91)%

Net Interest Income
Loans held for sale	$ 349	$ 263	$ 93	$ -	$ -	32.70%		100.00%		$ 705	$ -	100.00%
Loans	35,881	30,260	26,272	24,749	26,701	18.58		34.38		117,162	107,021	9.48
Investment securities	1,571	1,518	1,445	1,430	1,242	3.49		26.49		5,964	4,440	34.32
Other earning assets	834	555	448	406	560	50.27		48.93		2,243	1,782	25.87
Total Earning Assets	38,635	32,596	28,258	26,585	28,503	18.53		35.55		126,074	113,243	11.33

Non-interest bearing DDA	-	-	-	-	-	-		-		-	-	-
NOW and other interest-bearing demand accounts	544	536	556	666	832	1.49		(34.62)		2,303	4,010	(42.57)
Money market accounts	2,894	1,667	938	859	952	73.61		203.99		6,357	4,246	49.72
Savings accounts	305	141	142	149	154	116.31		98.05		737	618	19.26
Time deposits	1,567	943	674	700	809	66.17		93.70		3,884	4,238	(8.35)
Total Deposit Costs	5,310	3,287	2,310	2,374	2,747	61.55		93.30		13,281	13,112	1.29

Borrowings	3,748	1,859	1,342	1,357	1,515	101.61		147.39		8,306	5,928	40.11
Total Funding Costs	9,058	5,146	3,652	3,731	4,262	76.02		112.53		21,587	19,040	13.38

Net Interest Income	$ 29,577	$ 27,450	$ 24,606	$ 22,854	$ 24,241	7.75%		22.01%		$ 104,487	$ 94,203	10.92%

Memo: SBA PPP loan interest and fee income	$ 14	$ 28	$ 59	$ 435	$ 2,503	(50.00)%		(99.44)%		$ 533	$ 13,985	(96.19)%
Memo: SBA PPP loan funding costs	$ 5	$ 10	$ 21	$ 44	$ 90	(50.00)%		(94.44)%		$ 81	$ 803	(89.91)%
Memo: Revenue impact of third-party managed portfolio	$ 1,369	$ -	$ -	$ -	$ -	100.00%		100.00%		$ 1,369	$ -	100.00%

Net Interest Margin
Loans held for sale	6.18%	4.92%	5.38%	0.00%	0.00%	126	bps	618	bps	5.54%	0.00%	554	bps
Loans	5.04%	4.50%	4.20%	4.25%	4.57%	54		47		4.52%	4.57%	(5)
Investments	2.46%	2.23%	2.01%	1.92%	1.91%	23		55		2.14%	1.98%	16
Other Earning Assets	3.57%	2.44%	1.13%	0.35%	0.35%	113		322		1.12%	0.32%	80
Total Earning Assets	4.80%	4.24%	3.82%	3.44%	3.52%	56		128		4.09%	3.62%	47

NOW	0.35%	0.32%	0.32%	0.33%	0.38%	3		(3)		0.33%	0.47%	(14)
MMDA	1.43%	0.82%	0.46%	0.43%	0.48%	61		95		0.79%	0.58%	21
Savings	0.52%	0.26%	0.26%	0.27%	0.28%	26		24		0.33%	0.30%	3
CDs	1.64%	1.09%	0.82%	0.81%	0.87%	55		77		1.11%	1.04%	7
Cost of Interest Bearing Deposits	1.03%	0.64%	0.45%	0.44%	0.48%	39		55		0.64%	0.60%	4
Cost of Deposits	0.78%	0.48%	0.35%	0.35%	0.39%	30		39		0.49%	0.48%	1
												-
Other Funding	4.57%	4.43%	4.99%	3.22%	2.87%	14		170		4.30%	2.71%	159
Total Cost of Funds	1.19%	0.71%	0.53%	0.52%	0.56%	48		63		0.75%	0.65%	10

Net Interest Margin	3.67%	3.57%	3.33%	2.96%	3.00%	10		67		3.39%	3.01%	38
Net Interest Spread	3.28%	3.31%	3.15%	2.81%	2.96%	(3)		32		3.14%	2.97%	17

Memo: Excluding SBA PPP loans and revenue impact of third-party managed portfolio
Loans	4.86%	4.51%	4.23%	4.27%	4.33%	34	bps	52	bps	4.49%	4.40%	8	bps
Total Earning Assets	4.64%	4.25%	3.85%	3.44%	3.32%	39		132		4.06%	3.42%	63
Net Interest Margin*	3.51%	3.58%	3.35%	2.96%	2.79%	(7)		72		3.35%	2.79%	56

*Net interest margin excluding the effect of SBA PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods

Primis Financial Corp.
(Dollars in thousands, except per share data)	For Three Months Ended:					For Twelve Months Ended:

Reconciliation of Non-GAAP items:	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021	4Q 2022	4Q 2021
Net income from continuing operations	$ 3,085	$ 5,054	$ 5,009	$ 4,593	$ 7,651	$ 17,741	$ 31,018
Non-GAAP adjustments to Net Income from continuing operations:
Branch Consolidation / Other restructuring	1,175	308	901	-	-	2,384	200
(Gain) on sale of Infinex investment	(4,144)	-	-	-	-	(4,144)	-
Merger expenses	-	-	401	115	-	516	-
(Gain) on debt extinguishment	-	-	-	-	(573)	-	(573)
Income tax effect	641	(67)	(281)	(25)	124	269	81
Net income from continuing operations adjusted for nonrecurring income and expenses	$ 757	$ 5,295	$ 6,030	$ 4,683	$ 7,202	$ 16,766	$ 30,726

Net income from continuing operations	$ 3,085	$ 5,054	$ 5,009	$ 4,593	$ 7,651	$ 17,741	$ 31,018
Income tax expense	530	1,365	1,375	1,265	2,284	4,535	8,721
Provision for credit losses (incl. unfunded commitment expense)	7,896	3,201	254	359	(1,451)	172	(5,563)
Pre-tax pre-provision earnings from continuing operations	$ 11,511	$ 9,620	$ 6,638	$ 6,217	$ 8,484	$ 22,448	$ 34,176
Effect of adjustment for nonrecurring income and expenses and impact of third-party managed portfolio	(4,791)	(912)	1,302	115	(573)	(4,286)	(373)
Pre-tax pre-provision operating earnings from continuing operations	$ 6,720	$ 8,708	$ 7,940	$ 6,332	$ 7,911	$ 18,162	$ 33,803

Return on average assets from continuing operations	0.36%	0.61%	0.63%	0.55%	0.88%	0.53%	0.92%
Effect of adjustment for nonrecurring income and expenses	(0.27%)	0.03%	0.13%	0.01%	(0.05%)	(0.03%)	(0.01%)
Operating return on average assets from continuing operations	0.09%	0.64%	0.76%	0.57%	0.83%	0.51%	0.92%

Return on average assets from continuing operations	0.36%	0.61%	0.63%	0.55%	0.88%	0.53%	0.92%
Effect of tax expense	0.06%	0.16%	0.17%	0.15%	0.26%	0.14%	0.26%
Effect of provision for credit losses (incl. unfunded commitment expense)	0.91%	0.39%	0.03%	0.04%	(0.17%)	0.01%	(0.17%)
Pre-tax pre-provision return on average assets from continuing operations	1.33%	1.16%	0.83%	0.75%	0.98%	0.68%	1.02%
Effect of adjustment for nonrecurring income and expenses and expenses and impact of third-party managed portfolio	(0.55%)	(0.11%)	0.16%	0.01%	(0.07%)	(0.13%)	(0.01%)
Pre-tax pre-provision operating return on average assets from continuing operations	0.78%	1.05%	1.00%	0.77%	0.91%	0.55%	1.01%

Return on average equity from continuing operations	3.07%	4.98%	4.92%	4.49%	7.37%	4.37%	7.67%
Effect of adjustment for nonrecurring income and expenses	(2.32%)	0.24%	1.00%	0.09%	(0.43%)	(0.24%)	(0.07%)
Operating return on average equity from continuing operations	0.75%	5.22%	5.93%	4.58%	6.94%	4.13%	7.59%
Effect of goodwill and other intangible assets	0.28%	1.92%	2.15%	1.58%	2.42%	1.48%	2.73%
Operating return on average tangible equity from continuing operations	1.03%	7.14%	8.08%	6.16%	9.36%	5.62%	10.33%

Efficiency ratio from continuing operations	71.71%	71.85%	75.01%	76.11%	68.16%	73.34%	67.43%
Effect of adjustment for nonrecurring income and expenses and impact of third-party managed portfolio	8.17%	1.79%	(4.78%)	(0.46%)	1.47%	1.71%	0.18%
Operating efficiency ratio from continuing operations	79.89%	73.64%	70.23%	75.65%	69.63%	75.05%	67.61%

Earnings per share from continuing operations - Basic	$ 0.13	$ 0.21	$ 0.20	$ 0.19	$ 0.31	$ 0.72	$ 1.27
Effect of adjustment for nonrecurring income and expenses	(0.10)	0.01	0.05	0.00	(0.02)	(0.04)	(0.01)
Operating earnings per share from continuing operations - Basic	$ 0.03	$ 0.22	$ 0.25	$ 0.19	$ 0.29	$ 0.68	$ 1.26

Earnings per share from continuing operations - Diluted	$ 0.12	$ 0.20	$ 0.20	$ 0.19	$ 0.31	$ 0.72	$ 1.26
Effect of adjustment for nonrecurring income and expenses	(0.09)	0.01	0.04	(0.00)	(0.02)	(0.04)	(0.01)
Operating earnings per share from continuing operations - Diluted	$ 0.03	$ 0.21	$ 0.24	$ 0.19	$ 0.29	$ 0.68	$ 1.25

Book value per share	$ 15.98	$ 15.89	$ 16.17	$ 16.42	$ 16.76	$ 15.98	$ 16.76
Effect of goodwill and other intangible assets	(4.37)	(4.39)	(4.40)	(4.31)	(4.34)	(4.37)	(4.33)
Tangible book value per share	$ 11.61	$ 11.54	$ 11.77	$ 12.11	$ 12.43	$ 11.61	$ 12.43

Stockholders' equity	$ 394,403	$ 391,808	$ 398,637	$ 404,195	$ 411,881	$ 394,403	$ 411,881
Less goodwill and other intangible assets	(107,863)	(108,147)	(108,524)	(106,075)	(106,416)	(107,863)	(106,416)
Tangible common equity	$ 286,540	$ 283,661	$ 290,113	$ 298,120	$ 305,465	$ 286,540	$ 305,465

Equity to assets	11.04%	11.67%	12.32%	12.55%	12.10%	11.04%	12.09%
Effect of goodwill and other intangible assets	(2.77%)	(2.94%)	(3.04%)	(2.98%)	(2.84%)	(2.77%)	(2.83%)
Tangible common equity to tangible assets	8.27%	8.73%	9.27%	9.57%	9.26%	8.27%	9.26%

Net interest margin	3.67%	3.57%	3.33%	2.96%	3.00%	3.39%	3.01%
Effect of adjustments for PPP associated balances and revenue impact of third-party managed portfolio*	(0.16%)	0.01%	0.02%	(0.00%)	(0.21%)	(0.04%)	(0.22%)
Core net interest margin	3.51%	3.58%	3.35%	2.96%	2.79%	3.35%	2.79%

*Net interest margin excluding the effect of PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods